UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 28, 2025

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of principal executive offices)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Mattel, Inc. (the “Company” or “Mattel”) held its 2025 Annual Meeting of Stockholders on May 28, 2025 (the “Annual Meeting”). As reported below, at the Annual Meeting, the Company’s stockholders approved an amendment of the Company’s Restated Certificate of Incorporation to extend exculpation from liability to certain of the Company’s officers to the fullest extent permitted by Delaware law (the “Amendment”), as described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2025 (the “Proxy Statement”). On May 29, 2025, to effect the Amendment, the Company filed a Certificate of Amendment of the Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, which became effective immediately upon its filing.

The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The proposals considered at the Annual Meeting are described in the Proxy Statement, and the final voting results are set forth below.

Each of the nominees for director listed in Proposal 1 in the Proxy Statement was elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
Adriana Cisneros	283,091,679	2,333,750	774,620	14,232,391
Diana Ferguson	284,129,358	1,296,478	774,213	14,232,391
Julius Genachowski	280,918,287	4,482,977	798,785	14,232,391
Prof. Noreena Hertz	276,716,205	8,702,130	781,714	14,232,391
Ynon Kreiz	280,652,449	4,739,552	808,048	14,232,391
Soren Laursen	284,151,136	1,269,163	779,750	14,232,391
Roger Lynch	283,876,439	1,543,400	780,210	14,232,391
Dominic Ng	282,628,117	2,777,837	794,095	14,232,391
Dr. Judy Olian	282,043,140	3,382,980	773,929	14,232,391
Dawn Ostroff	284,623,384	795,244	781,421	14,232,391

Proposal 2, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2025, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
295,775,019	3,856,142	801,279	N/A

Proposal 3, a proposal to approve, on a non-binding, advisory basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
274,544,637	10,779,895	875,517	14,232,391

Proposal 4, a proposal to approve an amendment to Mattel’s Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
257,173,414	28,140,929	885,706	14,232,391

Proposal 5, a stockholder proposal to disclose a plan to reduce total contribution to climate change, was not approved by stockholders, and the votes were as follows:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
16,970,210	266,382,089	2,847,750	14,232,391

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Mattel, Inc., dated May 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Jonathan Anschell
Name:	Jonathan Anschell
Title:	Executive Vice President, Chief Legal Officer, and Secretary

Dated: May 30, 2025